As filed with the Securities and Exchange Commission on November 19, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TD AMERITRADE HOLDING CORPORATION
(Exact name of Registrant as specified in charter)

Delaware	82-0543156
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
4211 South 102nd Street
Omaha, Nebraska 68127
(402) 331-7856
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

David L. Lambert, Esq.
Deputy General Counsel—Finance/Securities
6940 Columbia Gateway Drive
Columbia, Maryland 21046
(443) 539-2124
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With Copy to:
Lisa J. Reategui, Esq.
Sidley Austin LLP
One South Dearborn Street
Chicago, Illinois 60603
Telephone: (312) 853-7000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Amount to be registered/
Proposed maximum
offering price per
unit/Proposed maximum
Title of each class	aggregate offering	Amount of
of securities to be registered	price (1)	registration fee (2)
Debt Securities	—	—
Guarantees (3)	—	—

(1)	An indeterminate amount of debt securities to be offered at indeterminate prices is being registered pursuant to this Registration Statement.

(2)	In reliance on and in accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

(3)	Guarantees of TD AMERITRADE Holding Corporation’s Debt Securities by TD AMERITRADE Online Holdings Corp., a wholly owned subsidiary of TD AMERITRADE Holding Corporation. Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is required for the guarantees.

Additional Registrant

State or other
	jurisdiction of	I.R.S. employer
	incorporation	identification
Exact name of Registrant as specified in its charter*	or organization	number

TD AMERITRADE Online Holdings Corp.	Delaware	47-0642657

*	The address for the additional Registrant’s principal executive office is 4211 South 102nd Street, Omaha, Nebraska 68127, and the telephone number for the additional Registrant’s principal executive office is (402) 331-7856.

PROSPECTUS

TD AMERITRADE Holding Corporation

Debt Securities
Guarantees

We may offer senior debt securities and related guarantees by one or more of our subsidiaries from time to time in one or more series. We will provide specific terms of any offering of these debt securities and related guarantees, together with the terms of the offering, the public offering price and our net proceeds from the sale thereof, in supplements to this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus and any prospectus supplement, carefully before you invest.

We may sell these debt securities and related guarantees on a continuous or delayed basis through one or more agents, dealers or underwriters as designated from time to time, or directly to purchasers or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of debt securities and related guarantees. If any agents, dealers or underwriters are involved in the sale of any debt securities and related guarantees, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of debt securities and related guarantees will be the public offering price of those debt securities less the applicable discount, in the case of an offering made through an underwriter, or the purchase price of those debt securities less the applicable commission, in the case of an offering through an agent, and, in each case, less other expenses payable by us in connection with the issuance and distribution of those debt securities and related guarantees.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in our securities involves risks. You should carefully consider the information referred to under the heading “Risk Factors” on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 19, 2009.

TABLE OF CONTENTS

Prospectus

ABOUT THIS PROSPECTUS

This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this document. This information, other than exhibits to documents that are not specifically incorporated by reference in this prospectus, is available to you without charge upon written or oral request to: TD AMERITRADE Holding Corporation, 4211 South 102nd Street, Omaha, Nebraska 68127, Attention: Investor Relations, (800) 237-8692.

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or “SEC,” as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, or the “Securities Act.” Under the automatic shelf process, we may, over time, offer and sell the debt securities described in this prospectus or in any applicable prospectus supplement in one or more offerings. This prospectus only provides you with a general description of the debt securities we may offer. Each time we offer and sell debt securities, we will provide a prospectus supplement that contains specific information about the terms of those debt securities. The prospectus supplement may also add, update or change information contained in this prospectus. Before you make any investment decision, you should read both this prospectus and any prospectus supplement, together with the documents incorporated and deemed to be incorporated by reference in this prospectus and the additional information described below under the heading “Where You Can Find More Information.”

Unless otherwise indicated, references to “we,” “us,” “our,” the “Company,” or “TD AMERITRADE” mean TD AMERITRADE Holding Corporation and its subsidiaries, and references to “fiscal” mean the Company’s fiscal year ended September 30 (for fiscal years 2009, 2008 and 2007) or the last Friday of September (for fiscal years prior to 2007).

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including the information incorporated or deemed to be incorporated by reference herein or any free writing prospectus that we prepare and distribute. We have not authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus, the accompanying prospectus supplement or any such free writing prospectus.

This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof, that the information contained herein is correct as of any time subsequent to its date, or that any information incorporated or deemed to be incorporated by reference herein is correct as of any time subsequent to its date.

The exhibits to our registration statement contain the full text of certain agreements and other important documents we have summarized in or incorporated by reference into this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the debt securities and related guarantees we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. SEC rules and regulations also permit us to “furnish” rather than “file” certain reports and information with the SEC. Any such reports or information which we “furnish” or have “furnished” shall not be deemed to be incorporated by reference into or otherwise become a part of this prospectus, regardless of when furnished to the SEC. We incorporate by reference the following documents we have already filed with the SEC (file number 000-49992) and any future filings that we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities

Exchange Act of 1934, or the “Exchange Act” (other than any portion of such filings that are furnished under applicable SEC rules rather than filed):

•	Annual Report on Form 10-K for the fiscal year ended September 30, 2009 filed with the SEC on November 13, 2009;

•	Current Reports on Form 8-K filed with the SEC on October 30, 2009 and November 10, 2009; and

•	Definitive Proxy Statement for the 2009 Annual Meeting of Stockholders filed with the SEC on January 6, 2009.

Our SEC filings are available free of charge through our Internet website at http://www.amtd.com as soon as reasonably practicable after we electronically file these materials with the SEC. You may access these SEC filings on our website. However, the information on our Internet site is not part of this prospectus or any accompanying prospectus supplement or other offering materials. You may also request a copy of our SEC filings at no cost, by writing or telephoning us at:

TD AMERITRADE Holding Corporation
4211 South 102nd Street
Omaha, Nebraska 68127
Attention: Investor Relations
Telephone: (800) 237-8692

Our SEC filings are also available at the SEC’s website at http://www.sec.gov. You may also read and copy any documents that we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference a number of forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend” and similar expressions. In particular, forward-looking statements include, without limitation, our expectations regarding: the effect of client trading activity on our results of operations; the effect of changes in interest rates on our net interest spread; average commissions and transaction fees per trade; amounts of commissions and transaction fees, asset-based revenues and other revenues; our migration of client cash balances into the insured deposit account offering; amounts of total expenses; our effective income tax rate; our capital and liquidity needs and our plans to finance such needs; and the impact of recently-issued accounting pronouncements. Our actual results could differ materially from those anticipated in such forward-looking statements. Important factors that may cause such differences include, but are not limited to: general economic and political conditions; fluctuations in interest rates; stock market fluctuations and changes in client trading activity; credit risk with clients and counterparties; increased competition; systems failures and capacity constraints; network security risks; our ability to service debt obligations; our ability to achieve the benefits of the thinkorswim Group Inc. acquisition; regulatory and legal uncertainties and the other risks and uncertainties set forth under the caption “Item 1A — Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009 and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. You should refer to the “Risk Factors” section of this prospectus and to the Company’s periodic and current reports filed with the SEC for specific risks which would cause actual results to be significantly different from those expressed or implied by these forward-looking statements. Any forward-looking statements speak only as of the date the statement is made and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. It is not possible to identify all of the risks, uncertainties and other factors that may affect future results. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. Accordingly, readers of this prospectus are cautioned not to place undue reliance on the forward-looking statements.

THE COMPANY

TD AMERITRADE, a Delaware corporation, was established in 1971 as a local investment banking firm and began operations as a retail discount securities brokerage firm in 1975. TD AMERITRADE is a leading provider of securities brokerage services and technology-based financial services to retail investors and business partners, predominantly through the Internet, a national branch network and relationships with independent registered investment advisors. TD AMERITRADE common stock is traded on the NASDAQ Global Select Market under the symbol “AMTD.” Our principal executive offices are located at 4211 South 102nd Street, Omaha, Nebraska 68127, and our telephone number at that address is (402) 331-7856. Our website is located at http://www.amtd.com. Information on our website does not constitute part of this prospectus.

RISK FACTORS

An investment in our debt securities involves significant risks. Before purchasing any debt securities and the related guarantees, you should carefully consider and evaluate all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the fiscal year ended September 30, 2009, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement. Our business, financial position, results of operations or liquidity could be adversely affected by any of these risks.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of debt securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment of debt, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries. Net proceeds may be temporarily invested or applied to repay short-term debt prior to their stated use.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated:

	Fiscal Year Ended
	September 30, 2009		September 30, 2008		September 30, 2007		September 29, 2006		September 30, 2005

Ratio of earnings to fixed charges (1)	16.4	x	4.7	x	2.8	x	2.9	x	4.7	x
Ratio of earnings to fixed charges, excluding brokerage interest expense (2)	20.8	x	15.2	x	8.9	x	9.1	x	57.6	x

(1)	For purposes of calculating our ratio of earnings to fixed charges, “earnings” consist of earnings from continuing operations before income taxes plus fixed charges. “Fixed charges” consist of (i) interest on indebtedness, including amortization of capitalized debt issuance costs, (ii) brokerage interest expense, and (iii) the portion of rents representative of interest expense (which the Company estimates to be one-third of rental expense).

(2)	Because interest expense incurred in connection with brokerage activities is completely offset by brokerage interest revenue, the Company considers such interest to be a reduction of net revenues. Accordingly, the ratio of earnings to fixed charges, excluding brokerage interest expense, reflects the elimination of such interest expense from fixed charges.

DESCRIPTION OF DEBT SECURITIES

We will issue the senior debt securities in one or more series. Debt securities will be issued under the indenture dated as of November 19, 2009, among us, TD AMERITRADE Online Holdings Corp., a Delaware corporation and one of our wholly-owned subsidiaries, as guarantor, and The Bank of New York Mellon Trust Company, National Association, as trustee, or any other indenture which we identify in a prospectus supplement (we refer to the indenture dated as of November 19, 2009, and any such other indenture, as the “indenture”). We have summarized below the material provisions of the indenture. Additionally, the indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended. However, because this summary is not complete, it is subject to and is qualified in its entirety by reference to the indenture, which we have filed as an exhibit to the registration statement of which this prospectus forms a part. Definitions of certain terms used in this “Description of Debt Securities” may be found below under “— Certain Definitions.” In this “Description of Debt Securities,” “we,” “us,” “our,” “the Company” and similar words refer to TD AMERITRADE Holding Corporation and not any of its subsidiaries.

General

The debt securities will be our general obligations and will rank on a parity with our other unsecured and unsubordinated indebtedness. The debt securities will be effectively subordinated to our senior secured indebtedness to the extent of the value of the collateral securing such indebtedness.

The debt securities will be fully and unconditionally guaranteed as described below by each of our current and future subsidiaries that is or becomes a borrower or a guarantor under our Restated Credit Agreement (each a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”). Each guarantee of the debt securities will be a general obligation of the Subsidiary Guarantors and will rank on a parity with the other unsecured and unsubordinated indebtedness of the Subsidiary Guarantors. The guarantees will be effectively subordinated to any secured indebtedness of the Subsidiary Guarantors, to the extent of the value of the collateral securing such indebtedness. As of the date of this prospectus, the only subsidiary guarantor is TD AMERITRADE Online Holdings Corp., a Delaware corporation and one of our wholly-owned subsidiaries.

We may issue the debt securities in one or more series, as authorized from time to time by our Board of Directors, any committee of our Board of Directors or any duly authorized officer. The indenture does not limit our ability to incur additional indebtedness, nor does it afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving our Company. Reference is made to the applicable prospectus supplement for information with respect to any additions to, or modifications or deletions of, the events of default or covenants described below.

We will describe in a supplement to this prospectus the particular terms of any debt securities being offered, any modifications of or additions to the general terms of the debt securities and any U.S. Federal income tax considerations that may be applicable in the case of offered debt securities. Accordingly, you should read both the prospectus supplement relating to the particular debt securities being offered and the general description of debt securities set forth in this prospectus before investing.

The particular terms of a series of debt securities will be set forth in an officers’ certificate or supplemental indenture, and described in the applicable prospectus supplement. We urge you to read the indenture as supplemented by any officers’ certificate or supplemental indenture because the indenture, as supplemented, and not this section, defines your rights as a holder of the debt securities.

The applicable prospectus supplement will describe specific terms relating to the series of debt securities being offered. These terms will include some or all of the following:

•	the title of the series of debt securities;

•	the aggregate principal amount and authorized denominations (if other than $1,000 and integral multiples of $1,000);

•	the public offering price;

•	the original issue and stated maturity date or dates;

•	the interest rate or rates (which may be fixed or floating), if any, the method by which the rate or rates will be determined and the interest payment and regular record dates;

•	the manner and place of payment of principal and interest, if any;

•	if other than U.S. dollars, the currency or currencies in which payment of the public offering price and/or principal and interest, if any, may be made;

•	whether (and if so, when and at what price) we may be obligated to repurchase the debt securities;

•	whether (and if so, when and at what price) the debt securities can be redeemed by us or the holder;

•	under what circumstances, if any, we will pay additional amounts on the debt securities to non-U.S. holders in respect of taxes;

•	whether the debt securities will be issued in registered or bearer form (with or without coupons) and, if issued in the form of one or more global securities, the depositary for such securities;

•	where the debt securities can be exchanged or transferred;

•	whether the debt securities may be issued as original issue discount securities, and if so, the amount of discount and the portion of the principal amount payable upon declaration of acceleration of the maturity thereof;

•	whether (and if so, when and at what rate) the debt securities will be convertible into shares of our common stock;

•	whether there will be a sinking fund;

•	provisions, if any, for the defeasance or discharge of the debt securities;

•	any addition to, or modification or deletion of, any events of default or covenants contained in the indenture relating to the debt securities; and

•	any other terms of the series.

If we issue original issue discount securities, we will also describe in the applicable prospectus supplement the U.S. Federal income tax consequences and other special considerations applicable to those securities.

We are not required to issue all of the debt securities of a series at the same time, and debt securities of the same series may vary as to interest rate, maturity and other provisions. Unless otherwise provided in the applicable prospectus supplement, the aggregate principal amount of a series may be increased and additional debt securities of such series may be issued.

Denominations, Registration, Transfer and Exchange

Unless otherwise specified in the applicable prospectus supplement, the debt securities of any series will be issued only as registered securities, in global or certificated form and in denominations of $1,000 and any integral multiple thereof, and will be payable only in U.S. dollars. For more information regarding debt securities issued in global form, see “—Book-Entry, Delivery and Form” below. Unless otherwise indicated in the applicable prospectus supplement, any debt securities we issue in bearer form will have coupons attached.

Registered debt securities of any series will be exchangeable for other registered debt securities of the same series in the same aggregate principal amount and having the same stated maturity date and other terms and conditions. If so provided in the applicable prospectus supplement, to the extent permitted by law, debt securities of any series issued in bearer form which by their terms are registrable as to principal and interest may be exchanged, at the option of the holders, for registered debt securities of the same series in the same aggregate principal amount and having the same stated maturity date and other terms and conditions, upon surrender of those securities at the corporate trust office of the trustee or at any other office or agency designated by us for the purpose of making any such exchanges. Except in certain limited circumstances, debt securities issued in bearer form with coupons surrendered for exchange must be surrendered with all unmatured coupons and any matured coupons in default attached thereto.

Upon surrender for registration of transfer of any registered debt security of any series at the office or agency maintained for that purpose, we will execute, and the trustee will authenticate and deliver, in the name of the designated transferee, one or more new registered debt securities of the same series in the same aggregate principal amount of authorized denominations and having the same stated maturity date and other terms and conditions. We may not impose any service charge, other than any required tax or other governmental charge, on the transfer or exchange of debt securities.

We are not required (i) to issue, register the transfer of or exchange debt securities of any series during the period from the opening of business 15 days before the day a notice of redemption relating to debt securities of that series selected for redemption is sent to the close of business on the day that notice is sent, or (ii) to register the transfer of or exchange any debt security so selected for redemption, except for the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agents

If we issue a series of debt securities only in registered form, we will maintain in each place of payment for those debt securities an office or agency where the debt securities may be presented or surrendered for payment or for registration of transfer or exchange and where holders may serve us with notices and demands in respect of the debt securities and the indenture. We may also maintain an office or agency in a place of payment for that series of debt securities located outside the United States, where any registered debt securities of a series may be surrendered for registration of transfer or exchange and where holders may serve us with notices and demands in respect of the debt securities and the indenture.

We will give prompt written notice to the trustee of the location, and any change in the location, of such office or agency. If we fail to maintain any required office or agency or fail to furnish the trustee with the address of such office or agency, presentations, surrenders, notices and demands may be made or served at the corporate trust office of the trustee. We have appointed the trustee as our agent to receive all presentations, surrenders, notices and demands with respect to the applicable series of debt securities.

Restrictive Covenants

The prospectus supplement relating to a series of debt securities may describe restrictive covenants, if any, to which we may be bound under the applicable indenture.

Merger or Consolidation

Unless otherwise indicated in the applicable prospectus supplement, as long as any debt securities are outstanding, we may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:

•	either (a) we are the survivor formed by or resulting from such consolidation or merger or (b) the surviving or successor entity is a corporation or limited liability company organized or existing under the laws of the United States, any State of the United States or the District of Columbia;

•	the surviving or successor entity (if other than the Company) or the person to which such sale, assignment, transfer, conveyance or other disposition has been made expressly assumes all the obligations of the Company under the debt securities and the indenture pursuant to a supplemental indenture reasonably satisfactory to the trustee;

•	immediately after completion of the transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, has occurred and is continuing; and

•	the surviving or successor entity shall have delivered to the trustee an opinion of counsel stating that such transaction and any supplemental indenture entered into in connection with such transaction comply with the indenture provisions and that all conditions precedent in the indenture relating to such transaction have been complied with.

In addition, the Company may not, directly or indirectly, lease all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, in one or more related transactions, to another person. However, this restriction on mergers and consolidations shall not apply to:

•	a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction; or

•	any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of assets between or among the Company and its Subsidiaries.

Additional Subsidiary Guarantees

We will not permit any of our domestic subsidiaries to, directly or indirectly, guarantee any person’s obligations under our Restated Credit Agreement unless such Subsidiary is a Subsidiary Guarantor or concurrently executes a supplemental indenture and a guarantee.

Reports by the Company

We and each Subsidiary Guarantor will file with the trustee, within 15 days after we are required to file with the SEC, copies of the annual reports and of the information, documents, and other reports which we have so filed with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. Filing of any such annual report, information, documents and such other reports on the SEC’s EDGAR system (or any successor thereto) or any other publicly available database maintained by the SEC will be deemed to satisfy this requirement.

Events of Default

“Event of Default” means, with respect to a series of debt securities, any of the following events:

•	failure to pay interest on the debt securities of such series, which failure continues for a period of 30 days after payment is due;

•	failure to make any principal or premium payment on the debt securities of such series when due;

•	failure to comply with any covenant or other agreement in the indenture or any term in the debt securities for 60 days after we receive notice from the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding voting as a single class;

•	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed (or the payment of which is guaranteed by the Company or any of its Subsidiaries), whether such indebtedness now exists, or is created after the date of the indenture, and which default (i) is caused by a failure to pay principal of, or interest or premium, if any, on, such indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of such default (a “Payment Default”) or (ii) results in the acceleration of such indebtedness prior to its express maturity; and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $75.0 million or more;

•	certain events of bankruptcy, insolvency or reorganization of our Company or any of our Subsidiaries that is a Significant Subsidiary or any group of our Subsidiaries that, taken together, would constitute a Significant Subsidiary;

•	except as permitted by the indenture, any guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Subsidiary Guarantor, or any person acting on behalf of any Subsidiary Guarantor, denies or disaffirms its obligations under its guarantee; or

•	any other event of default provided with respect to debt securities of such series pursuant to the indenture.

In the case of an event of default arising from certain events of bankruptcy or insolvency with respect to the Company, any Subsidiary of the Company that is a Significant Subsidiary or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding debt securities of each series will become due and payable immediately without further action or notice. If any other event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of a particular series may declare all the debt securities of such series to be due and payable immediately.

Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding debt securities of a particular series may direct the trustee in its exercise of any trust or power with respect to that series. The trustee may withhold from holders of the debt securities of any series notice of any continuing default or event of default if it determines that withholding notice is in their interest, except a default or event of default relating to the payment of principal, interest or premium, on such debt securities, if any.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture with respect to any series of debt securities at the request or direction of any holders of such series of debt securities unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest, if any, when due, no holder of a debt security of a particular series may pursue any remedy with respect to the indenture or such series of debt securities unless:

(1) such holder has previously given the trustee notice that an event of default is continuing;

(2) holders of at least 25% in aggregate principal amount of the then outstanding debt securities of such series have requested the trustee to pursue the remedy;

(3) such holders have offered security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(4) the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) holders of a majority in aggregate principal amount of the then outstanding debt securities of such series have not given the trustee a direction inconsistent with such request within such 60-day period.

The holders of a majority in aggregate principal amount of the then outstanding debt securities of a particular series by notice to the trustee may, on behalf of the holders of all of the debt securities of such series, rescind an acceleration or waive any existing default or event of default and its consequences under the indenture, except a continuing default or event of default in the payment of interest or premium on, or the principal of, the debt securities of such series.

We are required to deliver to the trustee annually a certificate regarding compliance with the indenture. Upon becoming aware of any default or event of default, we are required to deliver to the trustee a statement specifying such default or event of default.

Modification or Waiver

We, each Subsidiary Guarantor and the trustee may, at any time and from time to time, amend the indenture without the consent of the holders of outstanding debt securities for any of the following purposes:

•	to effect the assumption of our or any Subsidiary Guarantor’s obligations under the indenture by a successor corporation;

•	to impose additional covenants and events of default or to add guarantees of any Person for the benefit of the holders of any series of debt securities;

•	to add or change any of the provisions of the indenture relating to the issuance or exchange of debt securities of any series in registered form, but only if such action does not adversely affect the interests of the holders of outstanding debt securities of such series or related coupons in any material respect;

•	to change or eliminate any of the provisions of the indenture, but only if the change or elimination becomes effective when there is no outstanding debt security of any series or related coupon which is entitled to the benefit of such provision and as to which such modification would apply;

•	to secure the debt securities;

•	to supplement any of the provisions of the indenture to permit or facilitate the defeasance and discharge of any series of debt securities, but only if such action does not adversely affect the interests of the holders of outstanding debt securities of any series or related coupons in any material respect;

•	to establish the form or terms of the debt securities and coupons, if any, of any series as permitted by the indenture;

•	to evidence and provide for the acceptance of appointment by a successor trustee and to add to or change any of the provisions of the indenture to facilitate the administration of the trusts by more than one trustee;

•	to correct any mistakes or defects in the indenture, but only if such action does not adversely affect the interests of the holders of outstanding debt securities of any series or related coupons in any material respect;

•	to conform the text of the indenture, the debt securities or the guarantees to any provision of a description of such debt securities appearing in a prospectus or a prospectus supplement to which such debt securities were offered to the extent that such provision was intended to be a verbatim recitation of a provision of the indenture, the debt securities or the guarantees;

•	to allow any Subsidiary Guarantor to execute a supplemental indenture and/or a guarantee with respect to the debt securities of a particular series; and

•	to comply with requirements of the SEC in order to effect or maintain the qualification of this indenture under the Trust Indenture Act of 1939.

In addition, we, each Subsidiary Guarantor and the trustee may modify the indenture with the consent of the holders of not less than a majority in principal amount of each series of outstanding debt securities affected by such modification to add, change or eliminate any provision of, or to modify the rights of holders of debt securities of such series under, the indenture. But we may not take any of the following actions without the consent of each holder of outstanding debt securities affected thereby:

•	change the stated maturity of the principal of, or any installment of interest on, the debt securities of any series or related coupon, reduce the principal amount thereof, the interest thereon or any premium payable upon redemption thereof, change the currency or currencies in which the principal, premium or interest is denominated or payable;

•	reduce the amount of, or impair the right to institute suit for the enforcement of, any payment on the debt securities of any series following maturity thereof;

•	reduce the percentage in principal amount of outstanding debt securities of any series required for consent to any waiver of defaults or compliance with certain provisions of the indenture;

•	release any Subsidiary Guarantor from any of its obligations under its guarantee of the indenture, except in accordance with the term of the indenture; or

•	modify any provision of the indenture relating to modifications and waivers of defaults and covenants, except to increase any such percentage or to provide that certain other provisions cannot be modified or waived without the consent of each holder of outstanding debt securities affected thereby.

A modification with respect to one or more particular series of debt securities and related coupons, if any, will not affect the rights under the indenture of the holders of debt securities of any other series and related coupons, if any.

The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of such series, waive any past default under the indenture with respect to the debt securities of such series, except a default (i) in the payment of principal of, premium, if any, or interest on such series or (ii) in respect of a covenant or provision which, as described above, cannot be modified or amended without the consent of each holder of debt securities of such series. Upon any such waiver, the default will cease to exist with respect to the debt securities of such series and any Event of Default arising therefrom will be deemed to have been cured for every purpose of the debt securities of such series under the indenture, but the waiver will not extend to any subsequent or other default or impair any right consequent thereon.

We may elect in any particular instance not to comply with certain covenants set forth in the indenture or the debt securities of any series if, before the time for such compliance, the holders of at least a majority in principal amount of the outstanding debt securities of such series either waive compliance in that instance or generally waive compliance with those provisions, but the waiver may not extend to or affect any term, provision or condition except to the extent expressly so waived, and, until the waiver becomes effective, our obligations and the duties of the trustee in respect of any such provision will remain in full force and effect.

Discharge, Legal Defeasance and Covenant Defeasance

We may be discharged from all of our obligations with respect to the outstanding debt securities of any series (except as otherwise provided in the indenture) when:

•	either (i) all the debt securities of such series and related coupons, if any, have been delivered to the trustee for cancellation, or (ii) all the debt securities of such series and related coupons, if any, not delivered to the trustee for cancellation:

have become due and payable;

will become due and payable at their stated maturity within one year; or

are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice by the trustee;

and we, in the case of clause (ii), have irrevocably deposited or caused to be deposited with the trustee, in trust, an amount in U.S. dollars or the equivalent in U.S. government securities sufficient for payment of all principal of, premium, if any, and interest on those debt securities when due or to the date of deposit, as the case may be; provided, however, in the event a petition for relief under any applicable federal or state bankruptcy, insolvency or other similar law is filed with respect to our Company within 91 days after the deposit and the trustee is required to return the deposited money to us, our obligations under the indenture with respect to those debt securities will not be deemed terminated or discharged;

•	we have paid or caused to be paid all other sums payable by us under the indenture;

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel each stating that all conditions precedent relating to the satisfaction and discharge of the indenture with respect to such series of debt securities have been complied with; and

•	we have delivered to the trustee an opinion of counsel of recognized standing in respect of U.S. federal income tax matters or a ruling of the Internal Revenue Service to the effect that holders of debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and discharge.

We may elect (i) to be discharged from our obligations with respect to the outstanding debt securities of any series (except as otherwise specified in the indenture) or (ii) to be released from our obligation to comply with certain of the provisions of the indenture described above under “—Merger or Consolidation” with respect to the outstanding debt securities of any series (and, if so specified, any other obligation or restrictive covenant added for the benefit of the holders of such series of debt securities), in either case, if we satisfy each of the following conditions:

•	we deposit or cause to be deposited irrevocably with the trustee, in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of debt securities of such series money or the equivalent in U.S. government securities, or any combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the trustee, for payment of all principal of, premium, if any, and interest on the outstanding debt securities of such series when due;

•	such deposit does not cause the trustee with respect to the debt securities of such series to have a conflicting interest with respect to the debt securities of such series;

•	such deposit will not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which we are a party or by which we are bound;

•	on the date of such deposit, there is no continuing Event of Default with respect to the debt securities of such series or event (including such deposit) which, with notice or lapse of time or both, would become an Event of Default with respect to the debt securities of such series and, with respect to the option under clause (i) above only, no Event of Default with respect to such series under the provisions of the indenture relating to certain events of bankruptcy or insolvency or event which, with notice or lapse of time or both, would become an Event of Default with respect to such series under such bankruptcy or insolvency provisions shall have occurred and be continuing on the 91st day after such date; and

•	we deliver to the trustee an opinion of counsel of recognized standing in respect of U.S. federal income tax matters or a ruling of the Internal Revenue Service to the effect that the holders of debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance or discharge.

Notwithstanding the foregoing, if we exercise our option under clause (ii) above and an Event of Default with respect to such series of debt securities under the provisions of the indenture relating to certain events of bankruptcy or insolvency or event which, with notice or lapse of time or both, would become an Event of Default with respect to such series of debt securities under such bankruptcy or insolvency provisions shall have occurred and be continuing on the 91st day after the date of such deposit, our obligation to comply with the provisions of the indenture described above under “—Merger or Consolidation” with respect to those debt securities will be reinstated.

The Trustee Under the Indenture

We maintain ordinary banking relationships and, from time to time, obtain credit facilities and lines of credit with a number of banks, including the trustee, The Bank of New York Mellon Trust Company, National Association, or its affiliates.

Book-Entry, Delivery and Form

We may issue the debt securities of a series in whole or in part in global form that we will deposit with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. We will make payments of principal of, and premium, if any, and interest on debt securities represented by a global security to the trustee and then by the trustee to the depositary.

We anticipate that any global securities will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), New York, New York, and will be registered in the name of DTC’s nominee, and that the following provisions will apply to the depositary arrangements with respect to any global securities. We will describe additional or differing terms of the depositary arrangements in the prospectus supplement relating to a particular series of debt securities issued in the form of global securities.

Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the debt securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the debt securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. The laws of some states may require that some purchasers of securities take physical delivery of those securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global security.

To facilitate subsequent transfers, all debt securities deposited by participants with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC’s records reflect only the identity of the direct participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

We will make payments due on any debt securities represented by a global security to Cede & Co., as nominee of DTC, in immediately available funds. DTC’s practice upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security is to immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. Payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants. Payment to Cede & Co. is our responsibility. Disbursement of such payments to direct participants is the responsibility of Cede & Co. Disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.

Neither we nor the trustee nor any other agent of ours or any agent of the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that DTC will take any action permitted to be taken by a holder of securities (including the presentation of securities for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a global security are credited and only in respect of such portion of the aggregate principal amount of the securities as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the debt securities represented by a global security, DTC will exchange each global security for definitive securities, which it will distribute to its participants.

If the depositary for any of the debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by the obligor within 90 days, we will issue debt securities in definitive form in exchange for the registered global security that had been held by the depositary. Any debt securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the trustee or other relevant agent of the obligor or trustee. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary. In addition, we may at any time determine that the debt securities of any series shall no longer be represented by a global security and will issue securities in definitive form in exchange for such global security pursuant to the procedure described above.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

The information in this prospectus concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy or completeness. We assume no responsibility for the performance by DTC or its participants of their respective obligations, including obligations that they have under the rules and procedures that govern their operations.

Certain Definitions

We have summarized below certain defined terms as used in the indenture. We refer you to the indenture for the full definition of these terms.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person;

but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“GAAP” means, as to a particular Person, such accounting principles as, in the opinion of the independent public accountants regularly retained by such Person, conform at the time to accounting principles generally accepted in the United States.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Authority or other entity of whatever nature.

“Restated Credit Agreement” means the Amended and Restated Credit Agreement of the Company, to be dated on or about November 25, 2009, among the Company, the lending institutions party thereto and The Bank of New York Mellon, as administrative agent, and any related notes, guarantees, instruments and agreements executed in connection therewith, and in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon termination or otherwise) or refinanced in whole or in part from time to time.

“Significant Subsidiary” means, at any time, any Subsidiary of the Company that is a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X, promulgated by the SEC pursuant to the Securities Act of 1933, as amended, as such regulation is in effect on the date of the indenture, determined based upon the Company’s most recent consolidated financial statements for the most recently completed fiscal year as set forth in the Company’s Annual Report on Form 10-K (or 10-K/A) filed with the SEC; provided that in the case of a Subsidiary formed or acquired after the date of the indenture, the determination of whether such Subsidiary is a Significant Subsidiary shall be made on a pro forma basis based on the Company’s most recent consolidated financial statements for the most recently completed fiscal quarter or fiscal year, as applicable, as set forth in the Company’s Quarterly Report on Form 10-Q or Annual Report on Form 10-K (or 10-K/A), as applicable, filed with the SEC.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

PLAN OF DISTRIBUTION

We may sell debt securities offered by this prospectus in and/or outside the United States:

•	through underwriters or dealers;

•	through agents; or

•	directly to purchasers.

We will describe in a prospectus supplement the particular terms of any offering of debt securities, including the following:

•	the names of any underwriters or agents;

•	the proceeds we will receive from the sale;

•	any discounts and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the applicable debt securities may be listed.

If we use underwriters in the sale, such underwriters will acquire the debt securities for their own account. The underwriters may resell the debt securities in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices.

The debt securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the debt securities will be subject to certain conditions. The underwriters will be obligated to purchase all the debt securities of the series offered if any of the debt securities are purchased.

We may sell debt securities through agents or dealers designated by us. Any agent or dealer involved in the offer or sale of the debt securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent or dealer will be set forth, in the prospectus supplement. Unless indicated in the prospectus supplement, the agents will agree to use their reasonable efforts to solicit purchases for the period of their appointment and any dealer will purchase debt securities from us as principal and may resell those debt securities at varying prices to be determined by the dealer.

We also may sell debt securities directly. In this case, no underwriters or agents would be involved.

Underwriters, dealers and agents that participate in the distribution of the debt securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the debt securities by them may be treated as underwriting discounts and commissions under the Securities Act.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make, and to reimburse them for certain expenses.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

In order to facilitate the offering of the debt securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or other securities the prices of which may be used to determine payments on the securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in such securities for their own account. In addition, to cover overallotments or to stabilize the price of the securities or of such other securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of such securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

We may solicit offers to purchase debt securities directly from, and we may sell debt securities directly to, institutional investors or others. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

Some or all of the debt securities may be new issues of securities with no established trading market. We cannot and will not give any assurances as to the liquidity of the trading market for any of our securities.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

LEGAL MATTERS

The validity of the debt securities and certain other matters will be passed upon for us by Sidley Austin LLP, Chicago, Illinois. Any underwriter, dealer or agent will be advised about other issues relating to any offering by its own legal counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of TD AMERITRADE appearing in TD AMERITRADE’s Annual Report on Form 10-K for the year ended September 30, 2009, and the effectiveness of TD AMERITRADE’s internal control over financial reporting as of September 30, 2009 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements, are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses (other than underwriting compensation), all of which will be paid by us, to be incurred in connection with the registration and sale of the securities:

Securities and Exchange Commission registration fee	$	(*	)
Rating agency fees		1,100,000
Legal fees and expenses		75,000
Accounting fees and expenses		75,000
Trustee’s fees and expenses		6,000
Printing, distribution and engraving fees		45,000
Miscellaneous		25,000

Total		$1,326,000

(*)	Deferred in reliance upon Rule 456(b) and 457(r).

Item 15.	Indemnification of Directors and Officers.

The following is a summary of the statute, charter and bylaw provisions or other arrangements under which the Registrants’ directors and officers are insured or indemnified against liability in their capacities as such. Both of the Registrants, TD AMERITRADE Holding Corporation (the “Company”) and TD AMERITRADE Online Holdings Corp. (the “Guarantor”), are incorporated in Delaware. The following is only a general summary of certain aspects of Delaware law, the Amended and Restated Certificate of Incorporation of the Company, the Amended and Restated Bylaws of the Company, the Restated Certificate of Incorporation of the Guarantor, and the By-Laws of the Guarantor, in each case dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Section 145 of the General Corporation Law of the State of Delaware (“Delaware Corporation Law”), Article VII of the Amended and Restated Certificate of Incorporation of the Company, Article VI of the Amended and Restated Bylaws of the Company, Article IX of the Restated Certificate of Incorporation of the Guarantor and Article VI of the By-Laws of the Guarantor.

Section 145(a) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of any other enterprise. Such indemnity may be against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of any other enterprise, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(g) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of any other enterprise, against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, regardless of whether the corporation would have the power to indemnify the person against such liability under the provisions of the law.

The Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company require the Company to indemnify, to the full extent permitted by law, any person who is or was a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action by or in the right of the Company) by reason of the fact that he or she is or was a director or officer of the Company against any liability or expense actually or reasonably incurred in respect thereof. The Company’s Amended and Restated Bylaws also require it to advance litigation expenses (including in the case of stockholder derivative actions or other actions) against an undertaking by the officer or director to repay such advances if it is ultimately determined that the officer or director is not entitled to indemnification. The Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws further provide that rights conferred under such Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws shall not be deemed to be exclusive of any other right such persons may have or acquire under law or otherwise.

In addition, the Company’s Amended and Restated Certificate of Incorporation provides that, to the fullest extent permitted by the Delaware Corporation Law, the Company’s directors shall have no personal liability to the Company or its stockholders for monetary damages for breach of the directors’ fiduciary duty. Each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Company, or acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under the Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

The Restated Certificate of Incorporation and By-Laws of the Guarantor contain provisions relating to the indemnification of directors and officers of the Guarantor. These provisions are substantially similar to those in the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws described above, including with respect to advancement of expenses, exculpation, and insurance.

Pursuant to the Company’s Amended and Restated Bylaws, the Company may maintain a directors’ and officers’ insurance policy which insures the directors, officers, employees or agents of the Company and those serving at the request of the Company as a director, officer, employee or agent of another enterprise, against liability asserted against such persons in such capacity whether or not such directors or officers have the right to indemnification pursuant to Delaware law. The Company currently has a policy providing directors and officers liability insurance in certain circumstances.

In addition, the Company has entered into separate indemnification agreements with its current directors and certain former directors. The indemnification agreements provide generally that the Company will indemnify and advance expenses to the fullest extent permitted by applicable law. Each director is entitled to be indemnified against all expenses, judgments, penalties and amounts paid in settlement actually and reasonably incurred if the director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company in the event he is, or is threatened to be made, a party to any threatened, pending or completed action, suit, investigation or inquiry, other than proceedings brought by or in the right of the Company. In the case of proceedings by or in the right of the Company, the director is entitled to be indemnified against all expenses if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification against expenses will be made in respect of any matter as to which the director has been found liable to the Company unless the Court of Chancery of the State of Delaware has determined that such indemnification may be made. The Company has agreed to advance all reasonable expenses incurred by a director in connection with any proceeding within twenty days after receipt of a statement requesting such advance, which statement includes an undertaking to repay any advanced expenses in the event it is determined that the director is not entitled to indemnification.

Item 16.	Exhibits

The following is a list of all the exhibits filed as part of this registration statement.

1.1*	Form of Underwriting Agreement.
3.1	Restated Certificate of Incorporation of TD AMERITRADE Online Holdings Corp.
3.2	By-Laws of TD AMERITRADE Online Holdings Corp.
4.1	Indenture, dated as of November 19, 2009, among TD AMERITRADE Holding Corporation, TD AMERITRADE Online Holdings Corp., as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee.
4.2*	Form of Senior Note.
5.1	Opinion of Sidley Austin LLP.
12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1).
24.1	TD AMERITRADE Holding Corporation’s Powers of Attorney (set forth on TD AMERITRADE Holding Corporation’s signature page to this Registration Statement).
24.2	TD AMERITRADE Online Holdings Corp.’s Powers of Attorney (set forth on TD AMERITRADE Online Holdings Corp.’s signature page to this Registration Statement).
25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee on Form T-1.

*	To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in the registration statement.

Item 17. Undertakings

(a)  Each undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”);

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)  That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Act to any purchaser:

(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)  That, for the purpose of determining liability of the Registrant under the Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) Each undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Act, each filing of the Registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of each Registrant, pursuant to the provisions described under Item 15 or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on November 19, 2009.

TD AMERITRADE HOLDING CORPORATION
(Registrant)

By:	/s/ Fredric J. Tomczyk
Fredric J. Tomczyk
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Fredric J. Tomczyk and Ellen L.S. Koplow, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 19, 2009.

Signature	Title

/s/ Fredric J. Tomczyk Fredric J. Tomczyk	Chief Executive Officer and Director (Principal Executive Officer)

/s/ William J. Gerber William J. Gerber	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Joseph H. Moglia Joseph H. Moglia	Chairman of the Board

/s/ W. Edmund Clark W. Edmund Clark	Director

/s/ Marshall A. Cohen Marshall A. Cohen	Director

/s/ Dan W. Cook III Dan W. Cook III	Director

/s/ William H. Hatanaka William H. Hatanaka	Director

/s/ Mark L. Mitchell Mark L. Mitchell	Director

/s/ Wilbur J. Prezzano Wilbur J. Prezzano	Director

/s/ J. Joe Ricketts J. Joe Ricketts	Director

/s/ J. Peter Ricketts J. Peter Ricketts	Director

/s/ Allan R. Tessler Allan R. Tessler	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on November 19, 2009.

TD AMERITRADE ONLINE HOLDINGS CORP.
(Registrant)

By:	/s/ Fredric J.Tomczyk
Fredric J. Tomczyk
President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Fredric J. Tomczyk and Ellen L.S. Koplow, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 19, 2009.

Signature	Title

/s/ Fredric J. Tomczyk Fredric J. Tomczyk	President and Director (Principal Executive Officer)

/s/ Michael D. Chochon Michael D. Chochon	Treasurer (Principal Financial and Accounting Officer)

/s/ William J. Gerber William J. Gerber	Director

EXHIBIT INDEX

1.1*	Form of Underwriting Agreement.
3.1	Restated Certificate of Incorporation of TD AMERITRADE Online Holdings Corp.
3.2	By-Laws of TD AMERITRADE Online Holdings Corp.
4.1	Indenture, dated as of November 19, 2009, among TD AMERITRADE Holding Corporation, TD AMERITRADE Online Holdings Corp., as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee.
4.2*	Form of Senior Note.
5.1	Opinion of Sidley Austin LLP.
12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1).
24.1	TD AMERITRADE Holding Corporation’s Powers of Attorney (set forth on TD AMERITRADE Holding Corporation’s signature page to this Registration Statement).
24.2	TD AMERITRADE Online Holdings Corp.’s Powers of Attorney (set forth on TD AMERITRADE Online Holdings Corp.’s signature page to this Registration Statement).
25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee on Form T-1.

*	To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in the registration statement.